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                       SOFTWARE LICENSE AND MARKETING AGREEMENT


THIS AGREEMENT is entered into as of January 26, 1998, by and between HOUSTON INTERWEB DESIGN, INC., a Texas corporation ("Houston Interweb") and WEBSOURCE MEDIA, L.L.C., a Texas limited liability company ("Websource").

WHEREAS, Houston Interweb has the right to license the Licensed Software; and

WHEREAS, the parties desire that Houston Interweb license to Websource the rights (i) to combine the Licensed Software with specified Websource Database(s), (ii) to create product units (dynamically generated internet websites) consisting of the combined products, and (iii) to market and distribute the combined product units as specified herein, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Licensed Software." Houston Interweb's computer program(s) in Source Code or Object Code form as listed and described in Houston Interweb's attached Confidential Product and Price Exhibit A, together with associated Documentation, and any fixes, updates, or upgrades which are delivered to Websource by Houston Interweb under this initial Agreement or under any other agreement or arrangement between the parties.

     1.2 "Documentation." The user's guides, manuals, other written materials and interface specifications and comments for the Licensed Software sufficient for Websource to combine the Licensed Software with Websource Database(s) as provided herein.

     1.3 "Deliverables." Master copies of the Licensed Software and Documentation, as follows: (i) master diskette(s) containing Licensed Software programs in Source Code or Object Code form, and (ii) master cop(y)(ies) of Documentation in digital and/or printed form as required to permit Websource to exercise its rights hereunder. All Deliverables shall be considered as embodiments of intellectual property.

     1.4 "Object Code." The representation of Licensed Software in the binary instruction code form suitable for execution by a computer which is at all times available on Websource's Server and a master copy of which will be provided to Websource.

     1.5 "Source Code." The representation of Licensed Software in a relatively high-level computer programming language which is at all times available on Websource's Server and a master copy of which will be provided to Websource.
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     1.6  "Websource Database(s)."  Data which (i) Websource owns or otherwise has rights to combine or bundle with the Licensed Software, and (ii) are identified on the Confidential Product and Price List Exhibit A.

     1.7 "Composite Website(s)." Website(s) created by Websource by combining the Licensed Software with a Websource Database(s) using interface specifications provided by Houston Interweb.

     1.8 "End-Users." Customers who acquire Composite Website(s) for their use and not for redistribution or remarketing.

     1.9 "Retail Channels." Resellers who purchase and resell Composite Website units and provide distribution and logistical resources for purchase by End-Users.

     1.10 "Electronic Channels." Any and all electronic channels and/or methods of distribution, including without limitation, commercial online services, online malls and shopping services, electronic distribution methods and channels, bulletin board services, and Internet worldwide domains and sites.

     1.11 "End-User License Terms." Terms and conditions described in the attached End-User License Terms Exhibit to be incorporated into an End-User license agreement by Websource for use in the distribution of Composite Product(s).

     1.12 "Proprietary Rights." Any and all rights worldwide in and with respect to patents, patent rights, copyrights, rights to register copyrights, Confidential Information, know-how, trade secrets, inventions, trademarks, trademark rights, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, and other similar rights or interests in intellectual or industrial property.

     1.13 "Indemnify." To fully defend and indemnify the designated party to be indemnified, its officers, directors, employees, agents and other representatives, and to pay any and all liabilities, losses and damages (including awards of court costs and attorneys' fees) resulting from the subject claim.

     1.14 "Confidential Information." Information (i) relating to the architecture, design, and coding methodology embodied in the Licensed Software;
(ii) embodied herein regarding the terms and conditions of this Agreement; and
(iii) disclosed by one party to the other regarding past, present, or future marketing and business plans, customer lists, and lists of prospective customers.

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          1.14.1    "Confidential Information" includes all tangible materials which contain the information described above, including without limitation, written or printed documents and electronic media.

          1.14.2 "Confidential Information" does not include (i) information which is or becomes generally known or available through no act or failure to act by the receiving party; (ii) is already known by the receiving party as evidenced by its written records, (iii) is rightfully furnished to the receiving party by a third party without restriction or disclosure; or (iv) is independently developed by the receiving party without reference to Confidential Information.

     1.15 "Technical Support Terms." Those terms and conditions set forth in the attached Technical Support Terms Exhibit C, and by reference incorporated herein.

     1.16 "Effective Date." The date of execution hereof by both parties as specified in the preamble hereof.

2.   LICENSE AND RESTRICTIONS

     2.1 Grant of License. Subject to the limitations and restrictions provided in this Section 2 and to the other terms and conditions of this Agreement, Houston Interweb hereby grants, and Websource hereby accepts, the limited right and license:

          2.1.1 Use License - to practice, use, and operate the Licensed Software and only those of Houston Interweb's Proprietary Rights embodied therein which are necessary for purposes of the reasonable exercise and enjoyment of the limited rights granted herein.

          2.1.2 Derivative Works License - to create derivative works based on the Licensed Software only by combining the Licensed Software with Websource Database(s) by the use of interface specifications provided as part of the Deliverables for the purpose of creating Composite Website(s); no rights to modify the Licensed Software are granted herein with the exception of Provisions of Section 10 below.

          2.1.3 Manufacturing License - to create, develop, and have made the Composite Website(s) into finished product units suitable for marketing and distribution in accordance with the terms and conditions hereof.

          2.1.4 Distribution License - to market, distribute, and display the Licensed Software only as a component of Composite Website(s), only in HTML or Object Code form; distribution is authorized for all channels and methods of distribution now known and hereafter developed, including without limitation, Retail Channels and Electronic Channels.

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          2.1.5     End-User Sublicenses - to grant sublicenses for Composite
Website(s) to End-Users only for use of Composite Website(s) and not for redistribution, only in conformity with the Sublicense Terms, and only in the form of Websource's license agreement, which may be unsigned in either "shrink-wrapped" form or an electronic equivalent which permits the End-User to view and indicate agreement with the license terms prior to paying for the license.

          2.1.6 Reseller Sublicenses - to grant sublicenses to Resellers only for redistribution of Composite Website(s), only in conformity with the Sublicense Terms, only in written form and signed by the Reseller, and only on a standalone basis and not as bundled with other third-party software products.

     2.2 Non-Exclusive License. The license granted herein is non-exclusive. Houston Interweb may distribute the Licensed Software both on a standalone basis and as combined with other software without restriction.

     2.3 Restriction on Promotional Copies. Notwithstanding anything to the contrary contained herein, distribution of promotional or demonstration copies of Composite Website(s) by Websource without payment of fair market value in money is authorized, but only in quantities which are reasonably expected to stimulate sales of Composite Website(s) which quantities shall not exceed ten percent (10%) of total Websource sites.

     2.4 Product Naming. No license is given nor intended for any tradename, trademark, or service mark proprietary to Houston Interweb. Websource is not authorized to use any such mark of Houston Interweb for any purpose. Websource shall use its own private label mark(s) with Composite Website(s).

     2.5 Export. Composite website(s), including associated technical data, are subject to United States export control laws, and may be subject to export or import regulation in other countries. If Websource is authorized to distribute Composite website(s) outside the United States at any time during the term hereof, Websource agrees to comply strictly with all such regulations, and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import Composite Website(s). Websource shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for the performance of the terms and conditions of this Agreement, including without limitation, fair trade approvals.

     2.6 Retained Rights. All Proprietary Rights that are not expressly granted to Websource herein are retained by Houston Interweb.

3.   HOUSTON INTERWEB'S DELIVERY AND SUPPORT RESPONSIBILITIES

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     3.1  Duties of Houston Interweb.  Houston Interweb shall at its expense unless otherwise provided:

          3.1.1     Provide the Deliverables to Websource no later than sixty
(60) days after the Effective Date.

          3.1.2 Confirm that Deliverables are received by Websource as specified herein and promptly repair or replace any non-conforming or defective software within ten (10) days of original receipt by Websource.

          3.1.3 Provide to Websource one half (1/2) day (consisting of 4 hours) of training at Houston Interweb's facility regarding the use and operation of the Licensed Software; additional training, if requested by Websource, will be provided at Houston Interweb's then-current rates for consulting services.

          3.1.4 Provide technical support only to Websource in accordance with the Technical Support Terms. Houston Interweb shall charge fees for technical support as provided in the Technical Support Terms.

     3.2 Standard of Performance. Houston Interweb shall use reasonable efforts to perform the delivery and support responsibilities described above.

4.   WEBSOURCE'S DEVELOPMENT, MARKETING AND SUPPORT RESPONSIBILITIES

     4.1 Duties of Websource. Websource shall at its expense unless otherwise provided:

          4.1.1 Develop and create finished Composite Website(s) by combining licensed software and Websource data individually or in batches.

          4.1.2 Produce trade dress, End-User documentation, and packaging as required for Composite Website(s).

          4.1.3 Design and print product advertising and collateral materials for the Composite Website(s).

          4.1.4 Develop and implement positioning strategies for the Composite Website(s).

          4.1.5 Develop and implement a commercially reasonable pricing structure subject to minimum royalty per site provision below and taking into account then existing market conditions.

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          4.1.6     Develop, implement, and maintain a marketing and
merchandising strategy for Electronic Channels which incorporate commercially effective technology and marketing techniques.


          4.1.7 Provide suitable press releases and public relations efforts for the initial launch of Composite Website(s), together with ongoing public relations activities.

          4.1.8 Promote, market, and distribute the Composite Website(s) through all channels and methods of distribution to the extent commercially feasible.

          4.1.9 Comply with all limitations and restrictions on marketing and distribution provided in Section 2.

          4.1.10 Provide all end user technical support services required for Composite Website(s), such support to include, without limitation, Websource's telephone support technicians receiving all calls concerning Composite Website(s) with such support technicians assessing and resolving all end user problems in the telephone call or in subsequent follow up calls.

     4.2 Standard of Performance. Websource shall use its reasonable efforts to perform the marketing and support responsibilities described above.

5.   ROYALTIES

     5.1 Non-Refundable, Base Royalty. Websource shall pay to Houston Interweb a non-refundable, base royalty upon the execution hereof as specified in the attached Confidential Product and Price List Exhibit A, such royalty to be credited against the periodic royalty described below.

     5.2 Periodic Percentage/Per Unit Royalty. Websource shall pay to Houston Interweb a periodic royalty which is the greater of (i) a percentage of Gross Revenues derived from Composite Website(s), or (ii) a fixed dollar amount per unit of Composite Website(s) distributed, pursuant to the attached Confidential Product and Price List Exhibit A.

          5.2.1 For purposes hereof, "Gross Revenues" shall mean all monies received by Websource in connection with the creation and distribution of Composite Website(s), including (i) all upgrades and enhancements sold, and excluding taxes, duties, or tariffs relating to the sale of Composite Website(s).

          5.2.2 For purposes hereof, Composite Website(s) are deemed to be "distributed" when a copy(ies) thereof is loaded on the internet, distributed, transmitted electronically, or otherwise transferred or used by a third party.

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     5.3  Guaranteed Minimum Royalty.  Notwithstanding the foregoing, Websource shall pay to Houston Interweb a periodic guaranteed minimum royalty of ten thousand dollars ($10,000) pursuant to the attached Confidential Product and Price List Exhibit A. The periodic guaranteed minimum royalty shall be cumulative on an annual basis such that Websource shall be entitled to a credit in subsequent monthly periods for payments made in prior periods of each annual (12 month) period. In the event of a breach by Websource of any obligation to pay guaranteed minimum royalties, which breach remains uncured after any applicable grace period provided herein, Houston Interweb reserves the right, in Houston Interweb's sole and absloute discretion, to modify the license grant provided in Section 2 hereof in any, all, or any combination of the following respects: (i) Territory, (ii) Sublicense, (iii) channels or methods of distribution, or (iv) exclusivity.

     5.4 Taxes and Duties. Royalties are exclusive of taxes, duties, licenses, or levies imposed on the production, storage, sale, transportation or use of the Composite Website(s). Websource shall pay all such charges either as levied by taxing authorities or as invoiced by Houston Interweb, or, in lieu thereof, Websource shall provide an exemption certificate acceptable to the relevant taxing authorities.

     5.5 Written Reports. Websource shall send sales activities reports in writing to Houston Interweb accompanying each periodic royalty payment. All sales activity reports shall include the number of Composite Website(s) distributed during the royalty period broken down by channel or method of distribution and total price. Websource shall keep all such records and supporting documentation for a period of three (3) years from the date of each transaction.

     5.6 Audit Rights. Upon three (3) days' advance written notice, Houston Interweb or its agent shall have the right to examine during normal business hours at Websource's principal place of business, Websource's records supporting Websource's sales activities reports required hereunder together with supporting documentation. Any underpayment in royalties due shall bear interest at the rate of eighteen percent (18%) per annum from the payable date. If any audit reveals underpayment of three percent (3%) or greater in royalties payable, then Websource shall reimburse Houston Interweb for all the costs and expenses of the audit.

6.   WARRANTIES

     6.1 Houston Interweb's Limited Performance Warranty. For a period of ninety (90) days commencing with the date of delivery of the Deliverables, Houston Interweb warrants that the unmodified Licensed Software shall (i) perform in accordance with the Documentation, and (ii) be free of defects in materials, operations and workmanship. Websource's sole and exclusive remedy for breach of this warranty shall be limited to the prompt repair of the defects in operation of the Licensed Software at Houston Interweb's expense.

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     6.2  Disclaimer.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, HOUSTON
INTERWEB DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          6.2.1 SPECIFICALLY, HOUSTON INTERWEB MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED SOFTWARE IS FIT FOR ANY PARTICULAR PURPOSE, AND ANY IMPLIED WARRANTY OF MERCHANTABILITY IS LIMITED TO THE DURATION OF THE LIMITED WARRANTY COVERING THE DELIVERABLES ONLY, AND IS OTHERWISE HEREBY EXPRESSLY DISCLAIMED.

          6.2.2 WEBSOURCE EXPRESSLY ACKNOWLEDGES THAT NO REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS AGREEMENT HAVE BEEN MADE RESPECTING THE GOODS OR SERVICES TO BE PROVIDED HEREUNDER, AND THAT WEBSOURCE HAS NOT RELIED ON ANY REPRESENTATION NOT EXPRESSLY SET OUT HEREIN.

     6.3 Websource's Performance Warranty. Websource is free to offer separate and additional warranty terms regarding the Websource Product(s) component of the Composite Website(s) as well as the entire Composite Website(s) in Websource's name only, but Websource shall not bind Houston Interweb to such additional terms.

     6.4  Rights Warranties.

          6.4.1 Right to Contract and License. Houston Interweb has the authority to enter into this Agreement and the right to grant the rights and licenses granted to Websource herein without breach of obligation to any third party; and the performance of this Agreement will not breach any obligation to any third party.

          6.4.2 No Encumbrances. Houston Interweb hereby represents and warrants that the Licensed Software, and any prior or subsequent versions thereof (including any components thereof), as of the Effective Date and throughout the term hereof is not pledged, covered, collaterally assigned as security, or otherwise affected in any way by any bank loan, equipment financing, lending, or security arrangement, or other such arrangement which is entered into by or binding upon Houston Interweb in any way, and no further consent is required by any third party to assign or convey Licensed Software.

          6.4.3 Right to Quiet Enjoyment. Houston Interweb hereby represents and warrants that the Licensed Software, and any prior or subsequent versions thereof (including any components thereof), as of the Effective Date and throughout the term hereof, does not contain any virus, Trojan horse, worm, or other software routine designed to permit unauthorized access to the associated computer system, or to disable,

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erase or otherwise damage software, hardware, or data, or to perform other similar actions; and does not contain or implement any back door, time bomb, software lockout key or device, drop dead device, or other software routine designed to disable a computer program, either automatically with the passage of time or under the positive control of a person other than Websource.

7.   INDEMNIFICATION

     7.1 Websource's Indemnity For Product Liability and Licensed Software Warranties. Subject to the terms and conditions provided herein regarding all Indemnities, Websource shall Indemnify Houston Interweb from and against any product liability or warranty claim regarding the Licensed Software as a component of Composite Product(s), unless such claim is attributable to a breach of this agreement by Houston Interweb.

     7.2 Rights Indemnities. Subject to the terms and conditions provided herein regarding all Indemnities, Houston Interweb shall Indemnify Websource against any breach by Houston Interweb of any of the rights and warranties stated above.

     7.3 Infringement Indemnity of Websource. Subject to the terms and conditions hereof, Websource shall Indemnify Houston Interweb against any claim that any material which Websource combines or bundles with the Licensed Software or derivative works based thereon created by Websource infringes any Proprietary Right of a third party.

     7.4 Infringement Indemnity of Houston Interweb. Subject to the terms and conditions hereof, Houston Interweb shall Indemnify Websource against any claim that the Licensed Software used by Websource within the scope of this Agreement infringes any Proprietary Right of a third party.

     7.5 Infringement Indemnity Terms and Conditions. The infringement Indemnities shall not apply to the extent that any third party's infringement claim is based upon modifications, enhancements and other revisions to the material which have been made by Indemnified party or by parties operating under license from or authorization by the Indemnified party. In the event of any ruling of infringement by a court of competent jurisdiction, or if the Indemnifying party reasonably believes such a ruling is likely, the Indemnifying party shall, at its expense and after notice to and consultation with the Indemnified party, at the Indemnifying party's option either:

          7.5.1 modify the subject infringing material so as not to infringe, or replace such infringing material with a material that does not infringe; provided, however, that any modified or replacement material provided by Houston Interweb shall have the same functionality, operating characteristics, compatibility and interoperability as the infringing material being modified or replaced; or

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          7.5.2     if Websource is the Indemnified party, Houston Interweb
shall obtain a license for Websource to continue using the subject material, free of any future liability from the claiming party.

     7.6 Conditions to All Indemnities. All Indemnities are subject to the following conditions:

          7.6.1 The Indemnified party notifies the Indemnifying party in writing within thirty (30) days of being apprised of the claim.

          7.6.2 The Indemnifying party has sole control of the defense and all related settlement negotiations, subject to the right of Indemnified party to participate in and monitor such defense, at its own cost and option and through its own counsel, for the purpose of consulting with the Indemnifying party's counsel.

          7.6.3 The Indemnified party provides the Indemnifying party with the assistance, information, and authority necessary to perform as required above, provided that reasonable costs and expenses incurred by the Indemnified party in providing such assistance and information will be reimbursed by the Indemnifying party.

8.   LIMITATION OF LIABILITY

     8.1 Houston Interweb's Limitation of Actual Damages. Except for rights and infringement Indemnities, Houston Interweb's liability to Websource for actual damages from any cause whatsoever, and regardless of the form of the action, whether in contract, tort (including negligence), product liability or otherwise, will be limited to the amounts paid to Houston Interweb hereunder.

     8.2 Disclaimer. NEITHER PARTY WILL BE LIABLE TO THE OTHER IN ANY EVENT FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING ANY DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION), EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE.

9.   PROPRIETARY RIGHTS

     9.1 Title to Licensed Software and Derivative Works. Except as provided elsewhere in this Agreement, Websource acquires only a license for the Licensed Software and does not acquire any rights of ownership of any Proprietary Rights
embodied therein.   All right, title and interest in and to the Proprietary
Rights embodied in the Licensed Software shall at all times remain the property of Houston Interweb or its licensors. To the extent that any Composite Website is a derivative work based on the Licensed Software under applicable copyright laws, Websource shall own the copyrights embodied in any such derivative work, subject to the terms and conditions of this

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Agreement and the continuing ownership rights of Houston Interweb in the underlying Licensed Software. As the copyright owner, Websource may register such derivative works in Websource's name, but only as derivative works based on the Licensed Software, and not as separate, independent works of authorship. In the event that provisions under Sections 10, become applicable, Houston Interweb shall create a substantially similar customized version of Licensed Software in which Websource shall acquire all right, title and interest in the Proprietary Rights of such version.

     9.2 Confidential Information. Each party acknowledges that the other party may disclose its Confidential Information to the other in the performance of this Agreement. Each party further acknowledges the other party's assertion that the other party's Confidential Information is deemed to include valuable trade secrets and confidential business information proprietary to the other party and/or third parties. Accordingly, each party shall (i) take reasonable steps to keep the Confidential Information disclosed by the other party confidential, and (ii) use and disclose such Confidential Information only with the receiving party's employees and contractors who have a need to know and only for the purposes of fulfilling this Agreement, or for purposes of disclosure to affiliated companies and professional advisors for the purpose of disclosing the party's internal business.

     9.3 Confidentiality of Licensed Software. Specifically regarding the Licensed Software, Websource acknowledges Houston Interweb's claim that the Licensed Software embodies valuable trade secrets proprietary to Houston Interweb or its licensors. Accordingly, Websource shall take reasonable measures to protect the Licensed Software from unauthorized access, disclosure, and use, including without limitation, the placement of any Proprietary Rights notice on the Licensed Software or Composite Product(s) that is reasonably requested by Houston Interweb. Websource shall not:

          9.3.1 Distribute, transfer, loan, rent, or provide access to the Licensed Software, except as provided herein and subject to provisions of
Section 10 below.

          9.3.2 Remove or add any Proprietary Rights notice associated with the Licensed Software without the express written permission of Houston Interweb.

          9.3.3 Disassemble or decompile the Licensed Software for any purpose subject to provisions of Section 10 herein.

     9.4 Injunctive Relief. The parties hereby agree that any breach of this Section regarding Proprietary Rights would constitute irreparable harm, and that the aggrieved party shall be entitled to specific performance and/or injunctive relief in addition to other remedies at law or in equity.

10. CONTINGENT EVENTS

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     10.1   In the event Websource shall offer for sale all or substantially all of its business or assets, or in which a majority of the voting control in Websource shall be transferred to an unrelated third party, Houston Interweb shall have the first right to purchase the then existing customer base (Websource database(s)) at the fair market value price offered and under the same terms and conditions offered by any third party offeror who is negotiating in good faith and in an arm's length transaction. Houston Interweb will be allowed to offset such purchase price by any amounts due and payable to Houston Interweb under provision 10.3 below.

     10.2 In the event Houston Interweb shall offer for sale all or substantially all of its business or assets, or in which a majority of the voting control in Houston Interweb shall be transferred to an unrelated third party, Websource shall have the first right to purchase the then existing customer base (Houston Interweb's "Siteblazer.net" database(s)) at the fair market value price offered and under the same terms and conditions offered by any third party offeror who is negotiating in good faith and in an arm's length transaction.

     10.3 In the event Websource shall sell all or substantially all of its business, assets or its database of customers or in which a majority of the voting control in Websource shall be transferred to any third party, including Houston Interweb, Websource agrees to pay Houston Interweb the sum of five percent (5%) of the gross sales price. In the event that such amount (5% of gross sales price) is less than five hundred thousand dollars ($500,000), Websource shall pay such sum which when added to the royalties paid to date equals the total amount of five hundred thousand dollars ($500,000.) Upon payment of the total amount due under this provision, Houston Interweb shall terminate the license and immediately convey, transfer, assign and deliver, for no further consideration, title to the Source Code or Object Code of a substantially similar customized version of Licensed Software and all other documentation, schematics, work papers and other information related to the deliverables.

     10.4 In the event that Websource pays total cumulative royalties to Houston Interweb of five hundred thousand dollars ($500,000), Houston Interweb shall immediately convey, transfer, assign and deliver, the Source Code or Object Code of a substantially similar customized version of Licensed Software and all other documentation, schematics, work papers and other information related to the deliverables to Websource. All other terms and conditions of this agreement shall remain in full force and effect including but not limited to the royalty provisions of Section 5 above and the sales percentage provision of Section 10.3 above.

11.  TERM AND TERMINATION

     11.1 Term of Agreement. The initial term of this Agreement shall commence as of the Effective Date hereof and shall continue for a period of five (5) years.

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     11.2 Renewal.  The initial term hereof shall automatically renew for successive one (1) year terms unless either party notifies the other in writing not less than ninety (90) days prior to the expiration of the current term of its intention not to renew. Both the initial term and any renewal term are subject to earlier termination as otherwise provided herein.

     11.3 Termination by Houston Interweb for Cause. Houston Interweb may terminate this Agreement and all licenses granted herein for a material breach by Websource which remains uncured after thirty (30) days from receipt by Websource of written notice describing the nature of the breach.

     11.4 Termination by Websource for Cause. Websource may terminate this Agreement for a material breach by Houston Interweb which remains uncured after thirty (30) days from receipt by Houston Interweb of written notice describing the nature of the breach.

     11.5 Acknowledgment and Waiver. The parties acknowledge that the provisions of this Section are essential, fair, and reasonable, and that the occurrence of any of the events described herein shall constitute good, just, and sufficient cause for the termination or nonrenewal of this Agreement. The parties further acknowledge that any amounts spent in the performance of this Agreement shall be spent with the understanding that this Agreement may not be renewed. Accordingly, each party hereby waives any claim against the other for loss or damage of any kind (including, without limitation, damages or other compensation for unjust enrichment, loss of prospective profits, reimbursement for expenditures or investments made, or commitments entered into or goodwill), due to failure of the parties to renew this Agreement or upon expiration to make a similar agreement.

     11.6 Continuing Obligations. The following obligations shall survive the expiration or termination hereof and the distribution grace period provided above: (i) any and all limitations of liability and Indemnities granted by either party herein, (ii) any covenant granted herein for the purpose of protecting the Proprietary Rights of either party or any remedy for breach thereof, and (iii) the payment of taxes, duties, or any money to Houston Interweb hereunder.

     11.7 Treatment of License in Bankruptcy. In the event of Houston Interweb's bankruptcy under The Intellectual Property Bankruptcy Protection Act, codified as subsection (n) of Section 365 of the United States Bankruptcy Act, as such act is set forth in Title 11, United States Code, as amended from time to time ("Bankruptcy Act"), and an attendant rejection of this Agreement or any license granted herein pursuant to Section 365 thereof, the parties intend that the provisions of the Bankruptcy Act shall apply.

          11.7.1 The parties acknowledge that all Deliverables delivered to Websource by Houston Interweb under this Agreement shall be deemed to be

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

embodiments of intellectual property, and as such, Websource shall be entitled to retain possession of same.

          11.7.2 Pursuant to subsection (1)(B) of the Bankruptcy Act, Websource hereby elects to retain all of its rights under this Agreement.

12.  DISPUTE RESOLUTION

     12.1 Documentation. Except for actions to protect Proprietary Rights and to enforce an arbitrator's decision hereunder, all disputes, controversies, and claims arising out of the terms, operation, or interpretation of this Agreement shall be initiated by a written demand for resolution, documented in writing, and escalated through the appropriate levels of management of each party, up to and including a corporate officer responsible for this Agreement, until resolution of the issue is achieved or those officers agree that the dispute cannot be resolved.

     12.2 Mediation. If the dispute cannot be resolved by the parties as provided above within ten (10) days from the date of the written demand for resolution, the parties agree to choose a mutually agreeable neutral third party who will attempt to mediate the dispute between the parties. The mediator will be a person qualified under the Texas Alternate Dispute Resolution Procedures Act and will be appointed by Professional Attorney Mediators if the parties are unable to agree upon a qualified person. Mediation will be non binding and will be confidential. The parties will refrain from court proceedings during the mediation process insofar as they can do so without prejudicing their legal rights. The parties will participate in good faith in accordance with the recommendations of the mediator and will follow the procedures for mediation as suggested by the mediator. All expenses of mediator except expenses of the individual parties, will be shared equally by the parties. Each party will be represented in the mediation by a person with authority to settle the dispute. In no case will the provisions of this paragraph delay any other time periods set forth in this agreement except by written agreement of the parties.

     12.3 Arbitration. If the dispute cannot be resolved by the parties as provided above under Sections 12.1 and 12.2 within thirty (30) days from the date of the written demand for resolution, the dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The proceedings shall be held in Houston, Texas under the auspices of the AAA. As a minimum set of rules in the proceeding, the parties agree as follows:

          12.3.1 The arbitration proceeding shall be held by a single arbitrator mutually acceptable to the parties. If the parties cannot agree on a single arbitrator within fifteen (15) days after the date written demand for the appointment of an arbitrator is made, each party shall identify one independent individual, and these individuals shall then meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within

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

an additional thirty (30) days, one shall be appointed by the AAA. The arbitrator shall be knowledgeable regarding the personal computer and software industries.

          12.3.2 The parties shall equally bear the costs and fees of the arbitration proceeding, and each party shall bear its own legal expense.

          12.3.3 Any arbitration proceeding hereunder shall be conducted on a confidential basis.

          12.3.4 The arbitrator shall specify the basis of his/her decision and the basis for any damages awarded. The decision of the arbitrator shall be considered as a final and binding resolution of the dispute, and may be entered as judgment in any court of competent jurisdiction in the United States. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such decision, award, order, or judgment.

          12.3.5 The parties shall agree upon what, if any, discovery will be made available. If the parties cannot agree on the form of discovery within fifteen (15) days of the written demand for the appointment of the arbitrator, there shall be neither discovery nor the issuance of subpoenas. In no event, however, shall any such discovery take more than one (1) month.

          12.3.6 Neither party shall sue the other where the basis of the suit is a disagreement arising directly under the express terms of this Agreement except for (i) injunctive relief for Infringement or misappropriation of Proprietary Rights, or (ii) enforcement of the arbitrator's decision in the event the other party is not performing in accordance with the arbitrator's decision.

13.  GENERAL PROVISIONS

     13.1 Notices. All notices shall be given in writing and shall be effective when either (i) served by personal delivery, (ii) upon receipt of mail sent as certified mail, return receipt requested, or (iii) upon receipt of facsimile transmission if verified by a written or electronic record of the transmission, provided that any such communication is addressed to the parties at their respective addresses and/or facsimile numbers set forth below, or to such other address or numbers as either party may later specify by written notice or provide as part of the performance of this Agreement.

          If to Houston Interweb:

          Houston Interweb Design, Inc.
          1770 St. James
          Suite 515
          Houston, Texas  77056
          Contact:  Lee Magness

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

          Telephone: (713) 627 - 9494
          Facsimile: (713) 627 - 2744

          If to Websource:

          WebSource Media, L.L.C.
          2500 City West
          Suite 300
          Houston, Texas  77042
          Contact:  Marc Smith
          Telephone: (713) 267-2320
          Facsimile: (713) 267 - 2323

     13.2 Merger; Amendment. This Agreement shall not be considered an offer by either party, and it shall not be effective until signed by both parties. This Agreement constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and merges all prior communications, understandings, and agreements. This Agreement may be modified only by a written agreement signed by the parties.

     13.3 Independent Contractors. The relationship of the parties is that of independent contractor, and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the parties. Websource shall have no authority to enter into agreements of any kind on behalf of Houston Interweb and shall not have the power or authority to bind or obligate Houston Interweb in any manner to any third party.

     13.4 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

     13.5 No Implied Waivers. The failure of either party to enforce at any time any of the provisions hereof shall not be a waiver of such provision, or any other provision, or of the right of such party thereafter to enforce any provision hereof.

     13.6 Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Harris County, Texas. The courts of Harris County, Texas will have jurisdiction of all disputes hereunder.

     13.7 Force Majeure. Neither party shall be liable for damages for any delay or failure of delivery arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, Acts of God, acts of civil or military authority, fires, riots, wars, or embargoes.

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

     13.8 Multiple Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     13.9 Assignment. Websource shall not assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, without Houston Interweb's prior written consent which consent shall not unreasonably be withheld. Any attempted assignment or delegation in contravention of this provision shall be void and ineffective and shall be deemed to be a material breach hereof. This agreement shall be binding on all succesors and assigns.

     13.10 Attached Exhibit(s). This Agreement includes the attached exhibit(s) listed below, which are hereby incorporated in this Agreement by reference.

            Confidential Product and Price List Exhibit A
            Sublicense Terms Exhibit B
            Technical Support Terms Exhibit C


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed below.

HOUSTON INTERWEB DESIGN, INC.         WEBSOURCE MEDIA, L.L.C.


By: /s/ Harry White                   By:  /s/ Marc Smith
    -------------------------------       -----------------------------
    1-26-98

Title: CEO                            Title: Director
       ----------------------------          --------------------------
                                             1-26-98






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